UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 — Entry into Material Definitive Agreement.

On August 10, 2018 (the “Closing Date”), TheMaven, Inc., a Delaware corporation (the “Company”), closed on a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 18,730 shares of the Company’s Series H Convertible Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”), at a stated value of $1,000 (the “Stated Value”), initially convertible into 56,757,575 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion rate equal to the Stated Value divided by the conversion price of $0.33 (the “Conversion Price”), for aggregate gross proceeds of $13 million. Of the shares of Series H Preferred Stock issued, 5,730 were issued upon conversion of an aggregate $4,775,000 of 10% Convertible Debentures (the “Debentures”) issued by the Company on June 15, 2018 to certain accredited investors, including 1,200 shares of Series H Preferred Stock issued to James Heckman, the Company’s Chief Executive Officer, and 30 shares of Series H Preferred Stock issued Josh Jacobs, the Company’s President.

The number of shares issuable upon conversion of the Series H Preferred Stock is adjustable in the event of stock splits, stock dividends, combinations of shares and similar transactions. In addition, if at any time prior to the nine month anniversary of the Closing Date, the Company sells or grants any option or right to purchase or issues any shares of Common Stock, or securities convertible into shares of Common Stock, with net proceeds in excess of $1 million in the aggregate, entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. All of the shares of Series H Preferred Stock shall convert automatically into shares of Common Stock on the fifth anniversary of the Closing Date at the then Conversion Price.

B. Riley FBR, Inc. (“B. Riley”) acted as placement agent for the financing. In consideration for its services as placement, the Company paid B. Riley a fee of $575,000 (including a previously paid retainer of $75,000) and issued to B. Riley 669 shares of Series H Preferred Stock. In addition, entities affiliated with B. Riley purchased 5,592 shares of Series H Preferred Stock in the financing.

In connection with the financing, B. Riley and a majority-in-interest of the Investors have each been granted the right to designate one director to the Company’s Board of Directors, (each a “Designee”). Further, so long as at least 20% of the shares of Series H Preferred Stock issued in the financing are outstanding, the Company shall recommend to its stockholders that it elect each Designee to serve as a director on the Company’s Board of Directors.

The Company intends to use the net proceeds from the financing to consummate its previously announced acquisitions of Say Media, Inc. and HubPages, Inc. and for working capital and general corporate purposes.

Additionally, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”) entered into in connection with the Securities Purchase Agreement, the Company agreed to register the shares issuable upon conversion of the Series H Preferred Stock for resale by the Investors. The Company has committed to file the registration statement by no later than 75 days after the Closing Date and to cause the registration statement to become effective by no later than 120 days after the Closing Date (or, in the event of a full review by the staff of the Securities and Exchange Commission, 150 days following the Closing Date). The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such Investor pursuant to the Purchase Agreement.

The foregoing is only a brief description of the respective material terms of the Securities Purchase Agreement and the Registration Rights Agreement and is qualified in its entirety by reference to the form of Purchase Agreement and the Registration Rights Agreement that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 — Unregistered Sales of Equity Securities

The information required by this item is incorporated by reference from Item 1.01 hereof.

The securities sold in this financing have not been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption under Section 4(a)(2) of the Act and Regulation D promulgated thereunder for transactions of an issuer not involving a public offering, and may not be offered or sold in the United States absent registration under the Act or an exemption from such registration requirements.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) with the Secretary of State of the State of Delaware, pursuant to which the Company designated 23,000 shares of Preferred Stock, par value $0.01 per share, as Series H Convertible Preferred Stock (“Series H Preferred Stock”). Shares of Series H Preferred Stock shall vote with the shares of Common Stock on an as-converted basis, have certain customer protective provisions and are only entitled to dividends if and to the extent any dividends are paid on the shares of the Company’s Common Stock. Additional information required by this item is incorporated by reference from Item 1.01 hereof.

The foregoing is only a brief description of the Series H Certificate of Designation and is qualified in its entirety by reference to the Series H Certificate of Designation that is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement, dated as of August 9, 2018, among TheMaven, Inc. and each of the several purchasers signatory thereto

10.2	Form of Registration Rights Agreement, dated as of August 9, 2018, among TheMaven, Inc. and each of the several purchasers signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: August 10, 2018	By:	/s/ Josh Jacobs
Name: Josh Jacobs
Title: President